Exhibit 10.39

Loan Contract of Association

(Northern Altairnano Co., Ltd.)

Rural Credit Cooperative of Hebei

Loan Contract of Association

                                                             No. 06802014376089

Borrower (hereinafter referred to as “Party A”): Northern Altairnano Co., Ltd.

Lenders (including major lender and other lenders, hereinafter referred to as “Party B”):

Major lender: Wu’an City Rural Credit Cooperative Co., Ltd.

Other lender: Cixian County Rural Credit Cooperative

Other lender:   ---------

Party B consists of two county-level credit cooperatives (including Rural Credit Cooperatives and Agriculture Development Bank). The creditors of Party B, i.e. the members of the association credit cooperatives, authorize Wu’an City Rural Credit Cooperative Co., Ltd. to be the major lender (agency lender) to perform its duties as an agency. The performance of agency duties by the major lender (agency lender) is legally binding upon the creditors. The creditors shall exercise their rights under the contract through the major lender (agency lender).

Party A applies to Party B for granting of loan, and Party B agrees to grant loan to Party A. According to relevant laws, regulations and rules, both parties enter into the contract through negotiation, with the terms and conditions as follows:

Article 1 Amount of loan

Party A borrows RMB 105 million (SAY ONE HUNDRED AND FIVE MILLION YUAN ONLY) from Party B.

Article 2 Purpose of loan

Party A shall use the loan for purchase of machines and other equipment, as well as the construction of plants, office buildings and ancillary facilities. Party A shall not use the loan for any other purpose without written consent of Party B.

Article 3 Term of loan

As agreed herein, the term of the loan is 24 months, i.e. from November 6, 2014 to November 5, 2016.

In case the start date of the term of the loan hereunder is inconsistent with the date on the loan renewal voucher (or receipt for the loan), the actual loan granting date on the loan renewal voucher of the first loan granting shall prevail. The due date of the loan set forth in Paragraph 1 of this article will change accordingly.

The loan renewal voucher is an integral part hereof with the same legal force as this contract.

Article 4 Loan interest rate, default interest rate, interest accrual and interest settlement

I. Loan interest rate

The loan interest rate hereunder is on an annual basis and computed according to the first method below:

1. Fixed interest rate, i.e. floated upward by 100% from 6.15% to 12.3%, will remain unchanged within the term of the loan. In case the benchmark interest rate of the People’s Bank of China is adjusted and the benchmark interest rate mentioned herein has to be adjusted accordingly as stipulated in relevant documents, the adjustment shall be made.

2. Fixed interest rate, i.e. floated ____ (upward or downward) by       % from the benchmark interest rate on the value date, will remain unchanged within the term of the loan.

3. Floating interest rate, i.e. floated ____ (upward or downward) by       % from the benchmark interest rate on the value date, will be adjusted once every        month(s) according to the benchmark interest rate on the date of interest rate adjustment and the upward/downward floating ratio within the period from the value date to the date when all the principal and interest hereunder have been paid off. The date of interest rate adjustment is set to be the corresponding date of the value date in the month of interest rate adjustment. In case there is no such corresponding date of the value date, the last date of that month is set to be the date of interest rate adjustment.

II. Default interest rate

1. In case Party A fails to use the loan for the purpose mentioned herein, the default interest rate is set by floating the loan interest rate upward by 100%; in case the loan interest rate is adjusted according to the third scenario of Paragraph 1 of this article, the default interest rate shall be adjusted according to the adjusted loan interest rate and the above-mentioned floating ratio.

2. The default interest rate in case of overdue loan repayment hereunder is set by floating the loan interest rate upward by 50%; in case the loan interest rate is adjusted according to the third scenario of Paragraph 1 of this article, the default interest rate shall be adjusted according to the adjusted loan interest rate and the above-mentioned floating ratio.

3. In case both of overdue loan repayment and loan embezzlement occur, the default interest and the compound interest, whichever is higher, shall be collected.

III. The value date set forth in this article refers to the date when the first granted loan hereunder is transferred to the account designated by Party A.

As for the first granted loan hereunder, the benchmark interest rate refers to the loan interest rate during the same period and in the same category as publicized and implemented by the People’s Bank of China on the value date. Thereafter, in case the loan interest rate is adjusted as agreed hereinabove, the benchmark interest rate refers to the loan interest rate during the same period and in the same category as publicized and implemented by the People’s Bank of China on the adjustment date. In case the People’s Bank of China no longer publicizes the loan interest rate during the same period and in the same category, the benchmark interest rate refers to the loan interest rate during the same period and in the same category as generally accepted by banks on the adjustment date or refers to the usual loan interest rate during the same period and in the same category on the adjustment date, unless otherwise agreed by both parties.

IV. The loan interest will be accrued since the date when the loan is transferred to the account designated by Party A. The loan hereunder is calculated on a daily basis (daily interest rate = annual interest rate/360). In case Party A fails to pay the interest on the settlement date hereunder, compound interest will be accrued since the next day thereof.

V. Interest settlement

1. The interest for the loan with fixed interest rate will be settled as per the agreed interest rate. The interest for the loan with floating interest rate will be settled as per the interest rate as determined in that interest floating period. In case there are several times of interest rate floating in a single interest settlement period, the interest accrued during these interest floating periods shall be calculated first, and be summed up on the interest settlement date to calculate the interest during the interest settlement period.

2. The interest for the loan hereunder shall be settled according to the second method below:

(1) Monthly interest settlement: the settlement date is set to be the 20th day of every month.

(2) Quarterly interest settlement: the settlement date is set to be the 20th day of the last month of every quarter.

(3) Other method:                                                      .

Article 5 Granting and disbursement of loan

I. Prerequisites of granting loan

Party B is obliged to grant the loan only if the following prerequisites are being continuously met, unless Party B waives all or part of the prerequisites:

1. Party A has completed such legal formalities as approval, registration, delivery and insurance related to the loan hereunder.

2. Any guarantee, if required by Party B and specified hereunder, shall remain effective.

3. Party A has opened an account for fund withdrawal and repayment as required by Party B.

4. Party A has not breached any provision hereunder, and there is no circumstance that might imperil the security of Party B’s creditor rights as specified hereunder.

5. Laws, regulations, rules or competent authorities do not ban or restrict Party B to grant the loan hereunder.

6. Other prerequisites:

                                                                                                                                                                                                                                                                                            .

II. Disbursement schedule

Disbursement schedule is determined according to the second method below:

1. Disbursement schedule:

(1) Date:                                              Amount:                           ;

(2) Date:                                              Amount:                           ;

(3) Date:                                              Amount:                           ;

(4) Date:                                              Amount:                            .

2. Party A shall disburse the loan in one installment after Party B grants the loan.

III. Party A shall disburse the loan as agreed in Paragraph 2, and shall not make earlier or postponed disbursement, or cancel the disbursement, unless agreed by Party B in writing.

IV. In case Party A disburses the loan in several installments, the due date of the term of the loan shall still be determined as agreed under Article 3 hereof.

Article 6 Repayment

I. Repayment principle

Party A shall repay the loan hereunder according to the following principle:

Party B shall have the right to use Party A’s repayment firstly for repaying the expenses that should be borne by Party A but has been paid by Party B, as well as the expenses for Party B to realize its creditor rights; and the balance shall be repaid according to the principle of “Interest repayment before principal, repayment of principal with interest payment”.

II. Interest payment

Party A shall pay the due interest to Party B on the interest settlement date. The first interest payment date is set to be the first interest settlement date after granting the loan. Interest shall be paid off with repayment of principal at the last time of repayment.

III. Principal repayment schedule

The principal repayment schedule is determined according to the       method below:

1. Principal repayment schedule is as follows:

(1) November 5, 2015, RMB 5 million;

(2) November 5, 2016, RMB 100 million;

(3) Date:                      , RMB              ;

(4) Date:                      , RMB              ;

(5) Date:                      , RMB              ;

2. The interest is settled on a quarterly basis, and the principal will be repaid as scheduled.

IV. Repayment method

Party A shall deposit the fund enough for current due payable in the account opened by Party B prior to the repayment date as agreed hereunder, and make the repayment by transfer (Party B is also eligible to withdraw the fund from the account for loan repayment); or Party A’s fund in other account shall be transferred for loan repayment on the repayment date as agreed hereunder.

V. Advance repayment

In case Party A intends to repay the principal in advance, it shall apply to Party B before 10 business days. Part or all of the principal may be repaid in advance upon approval by Party B.

In case Party A repays the loan in several installments and intends to repay partial loan principal in advance, the repayment shall be made in the order inverse to the repayment schedule. After advance repayment, the outstanding loan shall still be subject to the loan interest rate as agreed hereunder.

Article 7 Rights and obligations of Party A

I. Rights of Party A

1. Eligible to ask Party B to grant loan as agreed hereunder;

2. Eligible to use the loan for the purpose as agreed hereunder;

3. When the conditions specified by Party B are met, eligible to apply to Party B for loan extension;

4. Eligible to ask Party B to keep confidential the relevant financial data and the business secrets related to production and operations of Party A, unless there are provisions in laws, regulations and rules otherwise, other requirements by competent authorities or other agreements between both parties;

5. Eligible to refuse Party B and its staff to ask for bribe, and eligible to report to relevant authorities the above misconduct or Party B’s violation of national laws and regulations related to credit interest rate, service fee and so on.

II. Obligations of Party A

1. Disburse loan and fully repay the principal and interest of the loan as agreed hereunder, and bear all the expenses as agreed hereunder;

2. As required by Party B, provide to Party B relevant financial data and the data reflecting its production and operations, including but not limited to, the Balance Sheet and the Income Statement (Income and Expense Statement for public institution) as of the end of the last quarter within   15  business days of the first month of every quarter, and the Annual Cash Flow Statement at the end of the current year; be responsible for the authenticity, completeness and validity of the data provided, providing no false data and not concealing material operational and financial facts;

3. In case there is any change in Party A’s name, legal representative (leader), address, business scope, registered capital or Articles of Association, etc, the change shall be notified in writing to Party B within   10  business days following the change and relevant documents after the change shall be attached;

4. Party A shall use the loan for the purpose as agreed hereunder, and shall not divert or embezzle the loan, nor use the loan from rural credit cooperative for any illegal transactions, and shall cooperate with Party B and accept Party B’s inspection and supervision on its production, operations, financial activities, and the utilization of the loan hereunder; shall not surreptitiously withdraw fund, transfer asset or take advantage of related transaction to evade its debtor obligation to Party B; shall not take advantage of false contract between it and its related party as well as such creditor rights as note receivable and account receivable without actual trade backdrop to fraudulently obtain bank fund or credit line by bank discount or pledge;

5. In case Party A uses the loan hereunder in production and construction, it shall abide by national provisions related to environmental protection;

6. Prior to paying off the principal and interest of the loan from Party B, Party A shall not provide guarantee for a third party using the asset deriving from the loan hereunder without Party B’s approval;

7. If Party A is a group client, it shall timely report to Party B its related transactions amounting to more than 10% of Party A’s net assets, and the details to be reported include: (1) correlations between related parties; (2) items and nature of transactions; (3) amount or corresponding ratio of the transactions; (4) pricing policy (including zero amount transaction or transaction with symbolic amount);

8. If the loan to be granted hereunder belongs to fixed asset loan or project-financing loan, Party A shall make sure that the project to be built has been approved by relevant government authorities, is not related to illegal practice, and the capital fund or other funds that should have been raised are in place according to specified deadline and ratio, and that the project progresses as scheduled.

Article 8 Rights and obligations of Party B

I. Party B is eligible to ask Party A to repay the principal, interest and expenses as scheduled, to exercise other rights as agreed hereunder, and to ask Party A to fulfill its other obligations hereunder;

II. Party B shall grant the loan as agreed hereunder, unless the loan granting is postponed owing to Party A’s reason or other reason not blaming on Party B;

III. Party B shall keep confidential the relevant financial data and the business secrets related to production and operations of Party A, unless there are provisions in laws, regulations and rules otherwise, other requirements by competent authorities or other agreements between both parties;

4. Any of the prerequisites of granting the loan as agreed hereunder has not been met all the time;

5. In case the guarantor has any of the following cases that might imperil the security of the creditor rights hereunder as believed by Party B:

(1) Violation of any agreement herein, or any deceiving, fault or omission in statement or commitment;

(2) Contracting, trusteeship (taking over), leasing, shareholding reform, reducing registered capital, investment, joint operation, merging, acquisition and reorganization, separation, application for business suspending for internal rectification as a result of joint venture, application for dissociation, being revoked; being asked to apply for bankruptcy, change in controlling shareholder/actual controller, transfer of material asset, production halt or business closing, huge penalty imposed by competent authority, cancellation of registration, business license revoking, involvement in major legal dispute, serious difficulty in production and operation or worsened financial status, failure of legal representative or leader to normally perform duties that might affect the capacity of the guarantor to undertake the guarantee;

(3) Other circumstances that lead to or might lead to loss of guarantee capacity.

6. There is any of the following cases related to mortgage or pledge that might imperil the security of the creditor rights hereunder as believed by Party B:

(1) Destruction, damage, loss, value reduction of the mortgaged or pledged property caused by the practice of a third party, confiscation, expropriation, reclaiming without compensation, relocation by government, change in market condition or any other reason;

(2) The mortgaged or pledged property is sealed up, distrained, frozen, deducted, held in custody, auctioned, or monitored by administrative authority; or there is any dispute in ownership;

(3) Violation of any agreement in mortgage contract or pledge contract by the mortgagor or pledgor, or any deceiving, fault or omission in statement or commitment;

(4) Other circumstances that might imperil the fulfillment of Party B’s mortgage right or pledge right.

7. Invalid, ineffective, revoked, cancelled guarantee; the guarantor breaches contract or affirmatively expresses or expresses by action that it will not fulfill its guarantee responsibilities; or the guarantor has lost its guarantee capacity partially or entirely, or reduction in the value of collateral or other circumstances that might imperil the security of Party B’s creditor rights hereunder as believed by Party B.

8. Other circumstances that might imperil the security of Party B’s creditor rights hereunder as believed by Party B.

IV. Party B’s remedial measures

In any of the cases as specified in Paragraph 2 or 3 of this article, Party B is eligible to exercise one or more of the following rights:

1. Stop granting the loan;

2. Declare that the loan is due right now, and ask Party A to immediately repay all the due and undue principal, interest and expenses related to the debt hereunder;

3. In case Party A fails to disburse loan as agreed hereunder, Party B is eligible to ask Party A to pay the penal sum amounting to 100% of the amount that has not been disbursed as agreed, and eligible to refuse Party A to disburse the undisbursed fund hereunder;

4. In case Party A fails to use the loan for the purpose as agreed herein, the part embezzled by Party A shall be subject to the ordinary interest and compound interest accrued from the start date of using the loan not as agreed hereunder to the date when all the principal and interest have been paid off according to the default interest rate and the interest settlement method as agreed hereunder.

5. Any overdue repayment of Party A including principal and interest (premature principal and interest of all or part of the loan as declared by Party B inclusive) shall be subject to the ordinary interest and compound interest accrued from the overdue date to the date when all the principal and interest have been paid off according to the default interest rate and the interest settlement method as agreed hereunder. Overdue repayment refers to the practice of Party A failing to repay the loan as scheduled or within the installment repaying period as agreed hereunder.

Before the loan is due, the interest that Party A has not paid off as scheduled shall be subject to the compound interest accrued according to the loan interest rate and interest settlement method as agreed hereunder.

6. Other remedial measures, including but not limited to:

(1) Withdraw corresponding fund in RMB or other currency from the account of Party A opened at Rural Credit Cooperative of Hebei without advance notification;

(2) Exercise the guarantee rights;

(3) Ask Party A to provide new guarantee for all the debts hereunder according to the requirement of Party B;

(4) Cancel this contract.

Article 10 Miscellaneous

1. Bearing expenses

All the expenses incurred from the lawyer services, insurance, valuation, registration, custody, appraisal, and notarization related to this contract and the guarantee hereunder shall be borne by Party A, unless otherwise agreed by both parties.

All the expenses of Party B for realizing its creditor rights (including but not limited to legal cost, arbitration fee, property preservation fee, travel expense, execution fee, valuation fee, auction fee, notarization fee, delivery fee, announcement fee and lawyer fee, etc) shall be borne by Party A.

II. Utilization of Party A’s information

Party A agrees that Party B may enquire Party A’s credit status through the credit database created upon approval by the People’s Bank of China and competent credit investigation authority, or through relevant unit or department, and agrees that Party B may provide Party A’s information to the credit database created upon approval by the People’s Bank of China and competent credit investigation authority. Party A also agrees that Party B may reasonably use and disclose Party A’s information according to business requirements.

III. Urging collection by announcement

In case Party A is in arrears with the principal or interest of the loan or has other violations, Party B is eligible to report this to relevant department or unit, and urge collection by announcement via news media.

IV. Evidentiary effect of Party B’s records

Unless there is credible and doubtless evidence to the contrary, Party B’s in-house financial records related to principal, interest, expenses and repayment, the notes and documents made or maintained by Party B in the process of such businesses as withdrawal, repayment, interest payment by Party A, as well as the records and documents related to Party B’s urging collection of the loan, all are the doubtless evidences that can validly prove the debtor-creditor relation between Party A and Party B. Party A shall not raise any objection in that Party B makes or maintains the above records, notes or documents.

V. Reservation of rights

The rights of Party B hereunder shall not affect and exclude any rights it enjoys according to laws, regulations and other contracts. Any tolerance or preference for any violation of the contract or any delay, or delay to exercise any rights hereunder shall not be deemed as the waiver of any right and interest hereunder, or as permission or acceptance for any violation of the contract; shall not restrict, inhibit or obstruct Party B to continue to exercise such right or any other right, and shall not cause Party B to assume obligation and responsibility for Party A for that reason.

VI. In case Party A is liable to Party B for other due debt in addition to the debt hereunder, Party B is eligible to withdraw corresponding fund in RMB or other currency from the account of Party A opened at Rural Credit Cooperative of Hebei to repay any due debt first, and Party A agrees not to raise any objection.

VII. Any change in Party A’s mailing address or contact information shall be promptly informed to Party B in writing, and any loss incurred from late notification shall be borne by Party A itself.

VIII. Withdrawal of payables

Party B is eligible to withdraw all the payables of Party A hereunder in RMB or other currency from the account of Party A opened at Rural Credit Cooperative of Hebei without advance notification to Party A.

IX. Settlement method of disputes

Any disputes occurring in the process of performing the contract may be settled through negotiation. If failed, the disputes shall be settled according to the first method as follows:

1. File a lawsuit to the people’s court in the locality of the major lender.

2. Submit the disputes to the arbitration committee in the locality of the major lender for arbitration according to the arbitration rules of the committee prevailing when applying for the arbitration. The arbitration award is final and binding on both parties.

The clauses herein irrelative to the disputes shall survive during such lawsuit or arbitration.

X. Conditions of effectiveness of the contract

The contract shall take effect once legal representatives (leaders) or authorized agents of Party A and Party B sign and affix seals on it.

XI. The contract is made in triplicate.

XII. Other agreed items:

1.                                                                                 ;

2.                                                                                 ;

Article 11 Recital clauses

I. Party A has known clearly Party B’s business scope and authorized powers.

II. Party A has read all the clauses herein. As required by Party A, Party B has explained relevant clauses herein. Party A has fully understood the meanings and legal consequences related to the clauses herein.

III. Signing and fulfilling the obligations hereunder by Party A complies with laws, administrative regulations, rules, and Party A’s Articles of Association or its in-house documents, and has been approved by Party A’s in-house competent authority and/or national competent authority.

Party A (Official Seal): (Seal of Northern Altairnano Co., Ltd.)

Signature of Legal Representative (Leader) or Authorized Agent: (Signet) (Signature)

Party B (Official Seal): (Seal of Wu’an City Rural Credit Cooperative Co., Ltd.)

Signature of Legal Representative or Authorized Agent: (Signature)

Party B (Official Seal): (Seal of Cixian County Rural Credit Cooperative)

Signature of Legal Representative or Authorized Agent: (Signature)

  November 6, 2014